EXHIBIT 99.1

Magnolia Solar to Present at the Advanced Energy 2011 Conference in Buffalo, NY

Company Will Spotlight Progress on Nanostructure-Based Thin-Film Solar Cells and Nanostructured Antireflection Coatings

WOBURN, MA and ALBANY, NY – October 13, 2011 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announces that Dr. Gopal Pethuraja, Senior Scientist at its wholly owned subsidiary Magnolia Solar, Inc., will be presenting at the Advanced Energy 2011 Conference in Buffalo, New York on October 13.  Dr. Pethuraja will present the Company’s recent progress on nanostructure-based thin-film solar cells and its recent groundbreaking results on nanostructured antireflection coatings for solar cell applications during a session to be held from 9:00 a.m. to 10:15 a.m. at Conference Center B at the Hyatt Regency Hotel in Buffalo.

Magnolia Solar recently presented evidence that its single-junction photovoltaic devices incorporating light-trapping techniques can actually exceed expected theoretical voltage performance and its antireflective coating can achieve very high transmission rates—two ingredients necessary for the operation of ultra-high-efficiency solar cells throughout the day. The Company has filed multiple patents for these technologies.

This event is sponsored by the New York Energy Research and Development Authority (NYSERDA), the New York Power Authority (NYPA), the New York State Smart Grid Consortium (NYSSGC), National Grid, City College of New York, and Stony Brook University.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “Magnolia is working with NYSERDA, along with the College of Nanoscience and Engineering (CNSE) and Rensselaer Polytechnic Institute (RPI), to develop innovative solar cell technology for terrestrial applications. Our collocation at the Albany Nanotech Complex provides us with a unique opportunity to take advantage of the infrastructure in place in the New York capital region.  We are further aided by a recent award from the US Department of Energy’s Photovoltaic Manufacturing Initiative (PVMI) program, as well as investment by New York State and NYSERDA, all of which are designed to foster the growth of companies in this region that are focused on solar cell technology.”

Dr. Sood further stated, “Magnolia continues to add to its patent portfolio and is working on its patent-pending nanostructure anti-reflection coating technology as a candidate for near-term commercialization. This game-changing antireflection technology will allow enhanced energy absorption from the sun and increase solar cell efficiency throughout the day.  This technology has been funded by NYSERDA and US Department of Defense contracts, and we continue to explore additional government funding to further demonstrate that our technology can be manufactured on large surface areas for commercial-grade production.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210
IR: Adam Holdsworth
PR: Enrique Briz
info@magnoliasolar.com